Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint WILLIAM C. LOSCH III, JEFF L. FLEMING, CLYDE A. BILLINGS, JR., and DANE P. SMITH, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934 by First Horizon National Corporation and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ D. Bryan Jordan D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer and Director (principal executive officer)	February 27, 2019
/s/ William C. Losch III William C. Losch III	Executive Vice President and Chief Financial Officer (principal financial officer)	February 27, 2019
/s/ Jeff L. Fleming Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	February 27, 2019
/s/ Kenneth A. Burdick Kenneth A. Burdick	Director	February 27, 2019
/s/ John C. Compton John C. Compton	Director	February 27, 2019
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Signature	Title	Date
/s/ Wendy P. Davidson Wendy P. Davidson	Director	February 27, 2019
/s/ Mark A. Emkes Mark A. Emkes	Director	February 27, 2019
/s/ Peter N. Foss Peter N. Foss	Director	February 27, 2019
/s/ Corydon J. Gilchrist Corydon J. Gilchrist	Director	February 27, 2019
/s/ Scott M. Niswonger Scott M. Niswonger	Director	February 27, 2019
/s/ Vicki R. Palmer Vicki R. Palmer	Director	February 27, 2019
/s/ Colin V. Reed Colin V. Reed	Director	February 27, 2019
/s/ Cecelia D. Stewart Cecelia D. Stewart	Director	February 27, 2019
/s/ Rajesh Subramaniam Rajesh Subramaniam	Director	February 27, 2019
/s/ R. Eugene Taylor R. Eugene Taylor	Director	February 27, 2019
/s/ Luke Yancy III Luke Yancy III	Director	February 27, 2019
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